Exhibit 25(2)(s) under Form N-2

Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

FEDERATED HERMES PROJECT AND TRADE FINANCE TENDER FUND

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common shares of beneficial interest	(1)	457(o)	10,000,000		$10.00	$100,000,000.00	0.0001531		$15,310.00				$
Carry Forward Securities
Carry Forward Securities	Equity	Common shares of beneficial interest	(2)	415(a)(6)	16,000,000			160,000,000.00				N-2	333-283469	11/27/2024		24,740.96
Carry Forward Securities	Equity	Common shares of beneficial interest	(3)	415(a)(6)	16,100,000			161,000,000.00				N-2	333-279816	05/30/2024		23,787.36
Carry Forward Securities	Equity	Common shares of beneficial interest	(4)	415(a)(6)	18,282,534	$		$182,825,345.50		$		N-2	333-275487	11/14/2023		$36,864.00

Total Offering Amounts:								$603,825,345.50			15,310.00
Total Fees Previously Paid:											85,392.32
Total Fee Offsets:											0.00
Net Fee Due:											$15,310.00

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Offering Note(s)

(1)	Shares are offered at net asset value, which will vary. The proposed maximum offering price per unit is calculated based on the net asset value per share of Registrant’s shares as of July 14, 2025.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $503,825,345.50 in aggregate principal offering price of unsold common shares of beneficial interest (the “Unsold Shares”) that were previously registered for sale under the Registrant’s prior Registration Statements on Form N-2 (File No. 333-283469) effective on November 27, 2024, (File No. 333-279816) effective on May 30, 2024, and (File No. 333-275487) effective on November 14, 2023 (collectively, the “Prior Registration Statements”). The Registrant previously paid filing fees in the aggregate of $85,392.32 relating to the Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $503,825,345.50 in aggregate principal offering price of unsold common shares of beneficial interest (the “Unsold Shares”) that were previously registered for sale under the Registrant’s prior Registration Statements on Form N-2 (File No. 333-283469) effective on November 27, 2024, (File No. 333-279816) effective on May 30, 2024, and (File No. 333-275487) effective on November 14, 2023 (collectively, the “Prior Registration Statements”). The Registrant previously paid filing fees in the aggregate of $85,392.32 relating to the Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.
(4)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes $503,825,345.50 in aggregate principal offering price of unsold common shares of beneficial interest (the “Unsold Shares”) that were previously registered for sale under the Registrant’s prior Registration Statements on Form N-2 (File No. 333-283469) effective on November 27, 2024, (File No. 333-279816) effective on May 30, 2024, and (File No. 333-275487) effective on November 14, 2023 (collectively, the “Prior Registration Statements”). The Registrant previously paid filing fees in the aggregate of $85,392.32 relating to the Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.